                                                                     EXHIBIT 4.5
                                                   TO THE REGISTRATION STATEMENT
                                                                       (6/21/00)

                               PURCHASE AGREEMENT

                  This PURCHASE AGREEMENT is made as of this ______ day of ____________, by and between AMERICAN HONDA FINANCE CORPORATION, a California corporation (the "Seller"), having its principal executive office at 700 Van Ness Avenue, Building 300, Torrance, California 90501, and AMERICAN HONDA RECEIVABLES CORP., a California corporation (the "Purchaser"), having its principal executive office at 700 Van Ness Avenue, Building 300, Torrance, California 90501.

                  WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new and used automobiles, mini-vans and sport utility vehicles from motor vehicle dealers.

                  WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser pursuant to the [Pooling and Servicing Agreement (as hereinafter defined)] [Sale and Servicing Agreement (as hereinafter defined)], to the HONDA AUTO RECEIVABLES [____] [GRANTOR] [OWNER] TRUST to be created thereunder, which Trust will issue [notes backed by such Receivables and the other property of the Trust (the "Notes") and] certificates representing fractional undivided interests in such Receivables and the other property of the Trust (the "Certificates").

                  NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in the [Pooling and Servicing Agreement] [Sale and Servicing Agreement or Trust Agreement, as the case may be]. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

                  "Assignment" means the document of assignment attached to this Agreement as EXHIBIT A.


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                  "Certificates" shall have the meaning specified in the
introductory paragraphs of this Agreement.

                  "Closing" shall have the meaning specified in Section 2.2.

                  "Closing Date" means [____].

                  "Collections" means all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                  "Damages" shall have the meaning specified in Section 5.3(a).

                  ["Notes" shall have the meaning specified in the introductory paragraphs of this Agreement.]

                  "Payment Date" means, with respect to a Collection Period, the fifteenth calendar day of the next succeeding calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing
[_______________].

                  ["Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among the Seller, as servicer and in its individual capacity, the Purchaser, and [______], as trustee, dated as of [____], as the same may be amended, amended and restated, supplemented or modified.]

                  "Prospectus" has the meaning assigned to such term in the Underwriting Agreement.

                  "Purchaser" means Honda Auto Receivables Corp., a California corporation, and its successors and assigns.

                  "Rating Agency" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Fitch ICBA, Inc. or any successors thereto.

                  "Receivable" means any retail installment sale contract that appears on the Schedule of Receivables.

                  "Receivables Purchase Price" means $[____].

                  "Repurchase Event" shall have the meaning specified in Section 6.2.

                  ["SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement by and among American Honda Receivables Corp., as seller, American Honda Finance Corporation, as servicer, and the Trust dated as of [_____], as the same may be amended, amended and restated, supplemented or modified.]

                  "Schedule of Receivables" means the list of Receivables annexed to the Assignment as SCHEDULE A thereto.


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


                  ["Securities" means the Notes and the Certificates.]

                  "Seller" means American Honda Finance Corporation, a California corporation, and its successors and assigns.

                  "Trust" means the Honda Auto Receivables [______] [Grantor] [Owner] Trust.

                  "Trust Agreement" means the Trust Agreement dated as of _________, 2000 as amended by the Amended and Restated Trust Agreement by and between American Honda Receivables Corp., as seller, and [_____], as trustee, dated as of [_______], as the same may be amended, amended and restated, supplemented or modified.

                  "Underwriting Agreement" means the Underwriting Agreement by and among [___], dated [____].

                  With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term "including" means "including without limitation."

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

                  2.1 Purchase and Sale of Receivables.

                  On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as defined below).

                  (a) TRANSFER OF RECEIVABLES. On the Closing Date and simultaneously with the transactions pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse:

                           (i) all right, title and interest of the Seller in and to the Receivables and all monies due thereon or paid thereunder or in respect thereof [(including proceeds of the repurchase of the Receivables by the Seller pursuant to Section 6.2 hereof)] on or after the Cutoff Date;

                          (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;


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


                         (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles, the Receivables or Obligors;

                          (iv) the right of the Seller in any [proceeds of] Dealer Recourse;

                           (v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable [and have been repossessed by or on behalf of the Trustee];

                          (vi) [the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date;] and

                         (vii) all proceeds of the foregoing.

         It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Purchaser and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.

                  (b) RECEIVABLES PURCHASE PRICE. In consideration for the Receivables and other properties described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to approximately [____]% of the Receivables Purchase Price shall be paid to the Seller in cash, net of any costs of the Purchaser related to the establishment of the Trust and the offering of the [Certificates] [Securities], by federal wire transfer (same day) funds. The remaining approximately [_______]% of the Receivables Purchase Price shall be deemed paid by the Purchaser to the Seller and then immediately returned by the Seller to the Purchaser as a contribution to capital.

                  2.2 THE CLOSING. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of [______] on the Closing Date, simultaneously with the closings under: (a) the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] pursuant to which (i) the Purchaser will assign all of its right, title and interests in and to the Receivables and other property conveyed pursuant to Section 2.1(a) to the Trustee for the benefit of the [Certificateholders] [Securityholders]; and (ii) the Purchaser will deposit the foregoing into the Trust in exchange for [the Certificates][the Securities]; and (b) the Underwriting Agreement, pursuant to which the Purchaser will sell to the underwriters named therein [the Class ___ Certificates] [the Class ___ Notes and the Class ___ Certificates].


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


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.1 WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                  (a) ORGANIZATION AND GOOD STANDING. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

                  (b) DUE QUALIFICATION. The Purchaser shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Purchaser to conduct its business or perform its obligations under this Agreement.

                  (c) DUE AUTHORIZATION AND NO VIOLATION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting creditors' rights generally and to general equitable principles. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien to the Purchaser upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Purchaser; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                  (d) NO PROCEEDINGS. There are no proceedings or investigations pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; other than such proceedings that would not have a material adverse effect upon the ability of the Purchaser to perform its obligations under, or the validity and enforceability of, this Agreement.

                  3.2 REPRESENTATIONS AND WARRANTIES OF THE SELLER. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                           (i) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the


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


         State of California and is duly qualified and in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                          (ii) POWER AND AUTHORITY. The Seller has the corporate power and authority to execute and deliver this Agreement and sell and assign the property sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting creditors' rights generally and by general equitable principles.

                         (iii) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement and consummation of the transaction contemplated by this Agreement, and the fulfillment of the terms hereof, do not conflict with, or result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Seller; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

                          (iv) NO PROCEEDINGS. There are no proceedings or investigations pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the best of the Seller's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings that would not have a material adverse effect upon the ability of the Seller to perform its obligations under, or the validity and enforceability of, this Agreement.

                  (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the Cutoff Date, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement]:

                           (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable
         (a) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the Seller from such Dealer under an existing dealer agreement with the Seller, and has been validly assigned by such Dealer to the Seller, (b) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in such Financed Vehicle,
         (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security,
         (d) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than [____] months and shall provide for a finance charge or shall yield interest at the related Annual Percentage Rate, (e) provides for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount calculated by using an interest rate at least equal to its APR, (f) has an Obligor that is not a federal, state or local governmental entity and (g) is a retail installment contract.

                          (ii) SCHEDULE OF RECEIVABLES. The information set forth in SCHEDULE A to this Agreement was true and correct in all material respects as of the opening of business on the Cutoff Date; the Receivables were selected from the Seller's retail installment sale contracts meeting the criteria of the Trust set forth herein and in the [Pooling and Servicing Agreement] [Sale and Servicing Agreement]; and no selection procedures believed to be adverse to the [Certificateholders] [Securityholders] were utilized in selecting the Receivables.

                         (iii) COMPLIANCE WITH LAW. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Soldiers and Sailors Civil Relief Act of 1940, the Federal Reserve Board's Regulations B, M, and Z, state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state "Lemon Laws" designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

                          (iv) BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                           (v) SECURITY INTEREST IN FINANCED VEHICLE. (a) Immediately prior to the sale, assignment and transfer thereof to the Purchaser, each Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party or all necessary or all appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, and (b) as of the

         Cutoff Date, according to the records of the Seller, no Financed Vehicle has been repossessed a reinstated.

                          (vi) RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                         (vii) NO WAIVER. No provision of a Receivable has been waived in such a manner [that is prohibited by the provisions of the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] or that would cause such Receivable to fail to meet all of the other representations and warranties made by the Seller herein with respect thereto.

                        (viii) NO DEFENSES. To the Seller's knowledge, no Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                          (ix) NO LIENS. To the Seller's knowledge, no liens have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the related Receivable.

                           (x) NO DEFAULT. Except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted under the [Pooling and Servicing Agreement] [Sale and Servicing Agreement]); and the Seller has not waived any of the foregoing except as otherwise permitted hereunder.

                          (xi) INSURANCE. Pursuant to the Receivables, each Obligor has been required to obtain physical damage insurance covering the related Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.

                         (xii) TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, and no provision of a Receivable shall have been waived, except as provided in clause (vii) above. Immediately prior to the transfer and assignment herein contemplated, the Seller


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


         had good and marketable title to each Receivable free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others, and the transfer and assignment herein contemplated shall have been perfected under the UCC. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed.

                        (xiii) LAWFUL ASSIGNMENT. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates are unlawful, void or voidable.

                         (xiv) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables have been made or have been delivered in form suitable for filing to the Purchaser.

                          (xv) CHATTEL PAPER. Each Receivable constitutes "chattel paper", as such term is defined in the UCC.

                         (xvi) CALCULATION OF FINANCE CHARGE OR INTEREST. Each Receivable shall provide for payment of a finance charge or shall yield interest calculated on the basis of the Rule of 78s, the simple interest method or the actuarial method.

                        (xvii) ONE ORIGINAL. There is only one original executed copy of each Receivable.

                       (xviii) APR. The APR of each Receivable shall, if based on (1) the Rule of 78s, be equal to or greater than [____]% and equal to or less than [____]%, (2) the actuarial method, be equal to or greater than [____]% and equal to or less than [____]% and (3) the simple interest method, be equal to or greater than [____]% and equal to or less than [____]%.

                         (xix) No AMENDMENTS. No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has increased.

                          (xx) MATURITY. As of the Cutoff Date, each Receivable had a remaining term to maturity of not less than [_____] months and not greater than [____] months, and each Receivable had an original maturity of at least [____] months and not more than [____] months.

                         (xxi) BALANCE. Each Receivable had an original principal balance of not less than $[____________] and not more than $[____________] and, as of the Cutoff Date, had a principal balance of not less than $[______] and not more than $[_________].

                        (xxii) DELINQUENCY. No Receivable was more than [30] days past due as of the Cutoff Date and no Receivable has been extended by more than [___] months.

                       (xxiii) BANKRUPTCY. No Obligor was the subject of a bankruptcy proceeding (according to the records of the Seller) as of the Cutoff Date.

                        (xxiv) ORIGINATION. Each Receivable has an origination date on or before [_____________].

                         (xxv) [FORCED-PLACED INSURANCE PREMIUMS. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.]

                        (xxvi) [NO FRAUD OR MISREPRESENTATION. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.]

                       (xxvii) BILLING ADDRESS. As of the Cutoff Date, the Obligor under each Receivable had a current billing address in the United States.

                                   ARTICLE IV

                                   CONDITIONS

                  4.1 CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Seller shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) COMPUTER FILES MARKED. The Seller shall, at its own expense, on or prior to the Closing Date, (i) annotate and indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement, (ii) deliver to the Purchaser the Schedule of Receivables which shall be (A) a computer file or printed or microfiche list containing a true and complete list of all such receivables, identified by account number and by the Principal Balance of each Receivable as of the Cutoff Date and (B) certified by an officer of the Seller to be true, correct and complete in all material respects and (iii) deliver the Receivable Files to or upon the order of the Purchaser.

                  (c)      DOCUMENTS TO BE DELIVERED BY THE SELLER AT THE
                           CLOSING.

                           (i) THE ASSIGNMENT. At the Closing, the Seller shall execute and deliver the Assignment.

                          (ii) EVIDENCE OF UCC FILING. On or prior to the Closing Date, the Seller shall record and file, or deliver in a form suitable for filing to the Purchaser, at the Seller's own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, and the [Trustee][Owner Trustee], as assignee of the Purchaser, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and such other property to the Purchaser.

                         (iii) OTHER DOCUMENTS. At the Closing, the Seller shall deliver such other documents as the Purchaser may reasonably request.

                  (d) OTHER TRANSACTIONS. The transactions contemplated by the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] shall be consummated on the Closing Date.

                  4.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects on the Closing Date with the same effect as if then made, and the Purchaser shall have performed in all material respects all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) RECEIVABLES PURCHASE PRICE. On the Closing Date, the Purchaser shall deliver to the Seller the Receivables Purchase Price, as provided in Section 2.1(b).

                                    ARTICLE V

                             COVENANTS OF THE SELLER

                  The Seller agrees with the Purchaser as follows; PROVIDED, HOWEVER, that, to the extent that any provision of this ARTICLE V conflicts with any provision of the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] shall govern:

                  5.1 PROTECTION OF RIGHT, TITLE AND INTEREST.

                  (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables and the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) The Seller shall notify the Purchaser within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, and shall promptly execute and file appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) The Seller shall notify the Purchaser of any relocation of its principal executive office or any office at which the Seller keeps records concerning the Receivables within 90 days after such relocation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly execute and file any such financing statement or amendment. The Seller shall at all times maintain its principal executive office within the United States of America.

                  (d) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller's master computer records that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser.

                  (e) The Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Receivables to any Person prior to the termination of this Agreement. If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

                  (f) The Seller shall permit the Purchaser and its agents at any time during normal business hours upon reasonable advance notice to inspect, audit and make copies of and abstracts from the Seller's records regarding any Receivable.

                  (g) The Purchaser, the Seller or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon discovery of any breach of the Seller's representations and warranties pursuant to this Section which materially and adversely affects the interests of the Certificateholders on any Receivable.

                  (h) The Seller agrees to deliver in kind upon receipt to the Servicer under the [Pooling and Servicing Agreement]
[Sale and Servicing Agreement] (if other than the Seller) all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller.

                  (i) The Seller shall take no action, nor omit to take any action, which would impair the rights of the Purchaser in any Receivable, nor shall it, except as otherwise provided in this Agreement or the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], reschedule, revise or defer payments due on any Receivable.

                  5.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and contemplated pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement][; PROVIDED, HOWEVER, nothing herein shall prevent or prohibit the Seller from (a) allowing tax liens or (b) allowing a lien while the Seller is contesting it (so long as the Seller has set aside adequate reserves to pay off the lien)].

                  5.3 INDEMNIFICATION.

                  (a) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Damages"), arising out of or resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of the Seller's representations and warranties contained herein.

                  (b) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all Damages arising out of or resulting from the use, ownership or operation by the Seller or any affiliate thereof of a Financed Vehicle.

                  (c) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other taxes arising out of the transactions contemplated by this Agreement and any related documents) and costs and expenses in defending against the same.

                  (d) The Seller shall defend, indemnify and hold harmless the Purchaser from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance or bad faith of the Seller in the performance of its duties under the Agreement or by reason of reckless disregard of the Seller's obligations and duties under this Agreement.

                  (e) The Seller shall defend, indemnify and hold harmless the Purchaser from and against all Damages arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], except to the extent that such Damages shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Purchaser.

                  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                  (f) Promptly after receipt by a party indemnified under this Section 5.3 (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section 5.3, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 5.3 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Seller will not be liable to such Indemnified Party under this Section 5.3 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section
5.4 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 5.3 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  6.1 OBLIGATIONS OF SELLER. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                  6.2 REPURCHASE EVENTS. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the [Owner Trustee] [Trustee] and the holders of the [Securities] [Certificates], that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b), which breach materially and adversely affects the interests of the [Securityholders] [Certificateholders] in any Receivable and which breach shall not have been cured by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at option of the Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made), shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the amount of the Warranty Purchase Payment in respect of each such Receivable from the Purchaser [or, as described in Section 6.4 below, from the Trust] and the Seller shall be entitled to receive the Released Warranty Amount. The repurchase obligation of the Seller shall constitute the sole remedy of the holders of the [Securities] [Certificates], the [Owner Trustee] [Trustee] and the Purchaser against the Seller with respect to any Repurchase Event.

                  6.3 SELLER'S ASSIGNMENT OF PURCHASED RECEIVABLES. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser (without the need of any further written assignment) shall assign hereby, without recourse, representation or warranty (other than that it has good and marketable title to such Receivables), to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto. If, however, the Seller reasonably requests that the Purchaser execute any instruments of transfer or assignment or take any other action to effect the conveyance, then the Purchaser shall do so.

                  6.4 TRUST. The Seller acknowledges that the Purchaser will, pursuant to the [Pooling and Servicing Agreement] [Sale and Servicing Agreement], sell the Receivables to the Trust and assign its rights under this Agreement to the [Owner Trustee and the Indenture Trustee] [Trustee] for the benefit of the holders of the [Securities] [Certificates], and that the representations and warranties contained in this Agreement and the rights of the Purchaser under

Section 6.2 and the obligations under 6.3 are intended to benefit the Trust and the holders of the [Securities] [Certificates]. The Seller hereby consents to such sales and assignments.

                  6.5 AMENDMENT. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; PROVIDED, HOWEVER, that any such amendment must be consented to by the [Holders of Certificates evidencing a majority of the Voting Interests] [Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class of Notes, or, in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders, the Holder of the Controlling Class of Certificates].

                  6.6 WAIVERS. No failure or delay on the part of the Purchaser [, the Trustee or the Seller] in exercising any power, right, remedy or privilege under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise hereof or thereof or the exercise of any other power, right, remedy or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  6.7 NOTICES. All demands, communications and notices pursuant hereto to either party shall be in writing (including via telecopy) and addressed or delivered to it at its address (or in the case of telecopy, at its telecopy number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or delivered, shall be deemed given when mailed or delivered, or transmitted by telecopy.

                  6.8 [COSTS AND EXPENSES. The Seller agrees to pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.]

                  6.9 SURVIVAL. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing.

                  6.10 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                  6.11 GOVERNING LAW. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the [State of New York] and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  6.12 COUNTERPARTS. This Agreement may be executed in two counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  6.13 SALE. Each party hereto agrees to treat the conveyance under this Agreement for all purposes (including, without limitation, tax and financial accounting purposes) as a sale of the Receivables on all of its relevant books, records, tax returns, financial statements and other applicable documents. Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend (a) that all filings described in this Agreement shall give the Purchaser a first priority perfected security interest in, to and under the Receivables and other property conveyed hereunder and all proceeds of any of the foregoing, (b) this Agreement shall be deemed to be the grant of a security interest from the Seller to the Purchaser, and (c) the Purchaser shall have all the rights, powers and privileges of a secured party under the UCC.

                  6.14 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  6.15 ASSIGNMENT OF AGREEMENT. This Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section and the [Pooling and Servicing Agreement] [Sale and Servicing Agreement]; PROVIDED, HOWEVER, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Trustee for the benefit of the Certificateholders as provided in Section [2.01 of the Pooling and Servicing Agreement] [Section ___ of the Sale and Servicing Agreement], to which the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser.

                  6.16 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, and the Trustee for the benefit of the [Securityholders], which shall be considered to be a third-party beneficiary hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

                  6.17 MERGER; INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  6.18 NO MERGER OR CONSOLIDATION.

                  (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (i) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Trustee, in form satisfactory to the Purchaser and the Trustee, the performance of every covenant and obligation of the Seller hereunder and shall benefit from all the rights granted to the Seller hereunder; and

                           (ii) the Seller shall have delivered to the Purchaser and the Trustee an Officer's Certificate of the Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except in each case in accordance with the provisions of Section 6.15 and this Section.

                  IN WITNESS WHEREOF, the parties hereto hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the [_____] day of [______].

                       AMERICAN HONDA FINANCE CORPORATION,
                       as seller

                       By:
                          ---------------------------------------------
                           Name:
                           Title:


                       AMERICAN HONDA RECEIVABLES CORP.,
                       as purchaser


                       By:
                          ---------------------------------------------
                           Name:
                           Title:

                                                                       EXHIBIT A

                                   ASSIGNMENT

                  For value received, in accordance with the Purchase Agreement dated as of ____________, between the undersigned (the "Seller") and Honda Auto Receivables Corp. (the "Purchaser") (the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, the following:

                           (i) all right, title and interest of the Seller in and to the Receivables listed on Schedule A hereto (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cutoff Date;

                           (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

                           (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors;

                           (iv)     the right of the Seller in any Dealer
         Recourse;

                           (v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

                           (vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and

                           (vii) all proceeds of the foregoing.

                  The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

                                    Exhibit A               (Purchase Agreement)

                  IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the ___ day of ____________.

                               AMERICAN HONDA FINANCE
                               CORPORATION

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:




ACKNOWLEDGED AND ACCEPTED:

AMERICAN HONDA RECEIVABLES CORP.


By:
   ---------------------------------------------
    Name:
    Title:

                                    Exhibit A               (Purchase Agreement)

                                   SCHEDULE A

                             Schedule of Receivables

See schedule attached to the [Pooling and Servicing Agreement][Sale and Servicing Agreement].




                                   Schedule A               (Purchase Agreement)